[LOGO]
                                      Minerals Technologies Inc.
                                      The Chrysler Building
                                      405 Lexington Avenue
                                      New York, NY 10174-1901
                                      ------------------------------------------

                                      Jean-Paul Valles, Ph.D.
                                      Chairman of the Board
                                      Chief Executive Officer

                                                                   April 4, 2000


Dear Fellow Stockholder:

      You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Minerals Technologies Inc., which will be held on Thursday, May 25, 2000, at 2:00 p.m., in the Chase Headquarters Building, 11th floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017.

      At this year's meeting, you will be asked to consider and to vote upon the election of three directors. Your Board of Directors unanimously recommends that you vote FOR the nominees.

      You will also be asked to ratify the appointment of KPMG LLP as our independent auditors for the 2000 fiscal year. The Board continues to be pleased with the services KPMG LLP has rendered to Minerals Technologies, and unanimously recommends that you vote FOR this proposal.

      The two items upon which you will be asked to vote are discussed more fully in the Proxy Statement. I urge you to read the Proxy Statement completely and carefully so that you can vote your interests on an informed basis.

      Your vote is important! Whether or not you plan to attend the meeting, and regardless of the number of shares you own, your representation and vote are very important and you should vote your shares. Therefore, I urge you to complete, sign, date and return the enclosed proxy card promptly in the accompanying postage prepaid envelope. All shareholders of record, and many street name holders, may also vote by Internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. You may, of course, attend the Annual Meeting and vote in person, even if you have previously submitted a proxy.

                                                Sincerely,


                                                /s/ Jean-Paul Valles
                                                -------------------------------
                                                Jean-Paul Valles
                                                Chairman of the Board and
                                                Chief Executive Officer


    This Proxy Statement is printed on paper containing precipitated calcium carbonate (PCC) produced by Minerals Technologies Inc.

                           MINERALS TECHNOLOGIES INC.

                              The Chrysler Building
                              405 Lexington Avenue
                          New York, New York 10174-1901

                  Notice of the Annual Meeting of Stockholders
                                  May 25, 2000

      The Annual Meeting of Stockholders of Minerals Technologies Inc., a Delaware corporation, will be held on Thursday, May 25, 2000, at 2:00 p.m., in the Chase Headquarters Building, 11th Floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017, to consider and take action on the following items:

      (1)   the election of three directors;

      (2) a proposal to ratify the appointment of KPMG LLP as independent auditors of Minerals Technologies for the 2000 fiscal year; and

      (3) any other business that properly comes before the meeting, either at the scheduled time or after any adjournment.

      Stockholders of record as of the close of business on March 27, 2000, are entitled to notice of and to vote at the meeting.

                                          By order of the Board of Directors,


                                          /s/ S. Garrett Gray
                                          -------------------------------------
                                          S. Garrett Gray
                                          Secretary

New York, New York
April 4, 2000


                                    IMPORTANT

Whether or not you plan to attend in person, please vote by completing and mailing the enclosed proxy. We ask you to mark your choices, sign, date and return the proxy as soon as possible in the enclosed postage prepaid envelope. Alternatively, all shareholders of record, and many street name holders, can vote by Internet, or by touchtone telephone from the United States and Canada, using the instructions on the proxy card. If you return a signed proxy without marking it, it will be voted in accordance with management's recommendations. By promptly submitting a proxy, you will aid us in reducing the expense of additional proxy solicitation.

                           MINERALS TECHNOLOGIES INC.
                              The Chrysler Building
                              405 Lexington Avenue
                          New York, New York 10174-1901

                                  April 4, 2000

                                 PROXY STATEMENT

      Minerals Technologies Inc. is sending this Proxy Statement and form of proxy to its stockholders on or about April 4, 2000 in connection with its Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 25, 2000, at 2:00 p.m., in the Chase Headquarters Building, 11th Floor, Room C, 270 Park Avenue (between 47th and 48th Streets), New York, New York 10017. The Board of Directors asks you to submit a proxy for your shares so that even if you do not attend the meeting, your shares will be counted as present at the meeting and voted as you direct.

      At the Annual Meeting, stockholders will vote on two questions: the election of directors, and ratification of the appointment of auditors. The Board unanimously recommends that you vote for each of the nominees for director, Kristina M. Johnson, Paul M. Meister and Michael F. Pasquale, and for ratification of the appointment of KPMG LLP to continue as our auditors.

      Holders of record of common stock of Minerals Technologies at the close of business on the Record Date, March 27, 2000, are entitled to vote at the meeting. As of February 1, 2000, FMR Corp. owned 10.5%, Pioneer Investment Management, Inc. owned 10.3%, Transamerica Corporation owned 9.9%, and Wellington Management Company, LLP owned 7.8% of our common stock. No other person owned of record, or, to our knowledge, owned beneficially, more than 5% of our common stock.

      If you submit a proxy, you can revoke it at any time before it is voted by submitting a written revocation or a new proxy, or by voting in person at the Annual Meeting.

                         ITEM 1 -- ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes. One class is elected each year for a three-year term. This year the Board has nominated Paul M. Meister and Michael F. Pasquale, who are now directors of Minerals Technologies, and Kristina M. Johnson, to serve for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2003.

      The Board expects that the nominees will be available for election. If one or more nominees become unavailable, your proxy would be voted for a nominee or nominees who would be designated by the Board, unless the Board reduces the number of directors.

      The Board of Directors unanimously recommends a vote FOR election of each of Kristina M. Johnson, Paul M. Meister and Michael F. Pasquale as a Director.

  Name and Age as of the                  Position, Principal Occupation,
May 25, 2000 Meeting Date               Business Experience and Directorships
-------------------------               -------------------------------------


                NOMINEES FOR DIRECTOR FOR TERMS EXPIRING IN 2003


Kristina M. Johnson . . .     42      Dean of the Edmund T. Pratt, Jr. School of
                                      Engineering at Duke University since 1999.
                                      Chairman since 1995, and a co-founder, of
   [PHOTO]                            ColorLink Inc., a manufacturer of
                                      components for color projection devices.
                                      Ms. Johnson was Professor of Electrical
                                      Engineering at the University of Colorado from 1985 to 1997. Candidate for election to the Board.



Paul M. Meister . . . . . .   47      Vice Chairman of the Board since 1998 of
                                      Fisher Scientific International Inc., a
                                      provider of scientific products and
   [PHOTO]                            services. From prior to 1994 to 1998, Mr.
                                      Meister was Senior Vice President and
                                      Chief Financial Officer of Fisher. Senior
                                      Vice President of Abex, Inc., a provider of aerospace products and services, from 1992 to 1995. Member of the boards of directors of The General Chemical Group,
                                      Inc., and M & F Worldwide Corp. Director of Minerals Technologies Inc. since 1997, and a member of the Compensation and Nominating Committee.



Michael F. Pasquale . . .     53      Executive Vice President and Chief
                                      Operating Officer, Hershey Foods
                                      Corporation, since February 2000. Prior to
   [PHOTO]                            holding this position, Mr. Pasquale was
                                      Senior Vice President, Confectionery and
                                      Grocery of Hershey from 1999 to February
                                      2000, President of Hershey Chocolate North
                                      America from 1995 to 1998, President of
                                      Hershey Chocolate USA from 1994 to 1995, and Senior Vice President and Chief
                                      Financial Officer of Hershey Foods
                                      Corporation from 1988 to 1994. Member of the boards of directors of Hershey Foods
                                      Corporation and the National Confectioners
                                      Association and the board of trustees of the American Management Association.
                                      Member of the President's Advisory Council of the Grocery Manufacturers of America.
                                      Director of Minerals Technologies Inc.
                                      since 1992, and chair of the Audit
                                      Committee.

  Name and Age as of the                    Position, Principal Occupation,
May 25, 2000 Meeting Date               Business Experience and Directorships
-------------------------               -------------------------------------


                      DIRECTORS WHOSE TERMS EXPIRE IN 2002


Steven J. Golub . . . . . .   54      Managing Director since 1986, and Chief
                                      Financial Officer since 1997, in the
   [PHOTO]                            investment banking firm of Lazard Freres &
                                      Co. LLC. Director of Minerals Technologies
                                      Inc. since 1993, and a member of the Audit
                                      Committee.


William L. Lurie . . . . . .  69      Chairman of the Board of Eagle
                                      Geophysical, Inc., an international
                                      oilfield service company engaged in the
   [PHOTO]                            acquisition of seismic information, since
                                      1997. Co-chairman and a director of the
                                      Foundation for Prevention & Early
                                      Resolution of Conflicts Inc. since 1994.
                                      Executive Consultant to the Chairman of
                                      The Business Roundtable from 1993 to 1994.
                                      President of The Business Roundtable from
                                      1984 to 1993. Member of the board of
                                      directors of Intersystems, Inc. Director of Minerals Technologies Inc. since 1993, and a member of the Compensation and Nominating Committee.


Jean-Paul Valles . . . . . .  63      Chairman of the Board and a director of
                                      Minerals Technologies Inc. since 1989. He was elected Chief Executive Officer in
   [PHOTO]                            1992. Dr. Valles is a member of the boards
                                      of directors of Pfizer Inc, the National
                                      Association of Manufacturers, Junior
                                      Achievement of New York, Inc. and the New
                                      York Chapter of the French-American
                                      Chamber of Commerce in the U.S., Inc., and a member of the Board of Overseers of the Stern School of Business. He is also chair of the Executive Committee.

  Name and Age as of the                   Position, Principal Occupation,
May 25, 2000 Meeting Date               Business Experience and Directorships
-------------------------               -------------------------------------


                      DIRECTORS WHOSE TERMS EXPIRE IN 2001


John B. Curcio . . . . . . .  66      Retired Chairman of the Board and Chief
                                      Executive Officer, Mack Trucks, Inc. Vice
                                      Chairman and a director of Harvard
   [PHOTO]                            Industries Inc., a manufacturer of
                                      automotive accessories, from 1985 to 1993.
                                      Member of the boards of directors of
                                      Bethlehem Steel Corporation and Integrated
                                      Component Systems, Inc., and director and Vice Chairman of the Board of Dallas Mavis
                                      Specialized Carrier Co. and of Jupiter
                                      Logistics de Mexico, S.A. de C.V. Director of Minerals Technologies Inc. since 1992;
                                      chair of the Compensation and Nominating
                                      Committee and a member of the Executive
                                      Committee.


William C. Steere, Jr. . .    63      Chairman of the Board of Pfizer Inc, an
                                      international health care company, since
                                      1992 and a member of its board of
   [PHOTO]                            directors since 1987. Chief Executive
                                      Officer of Pfizer since 1991. Member of
                                      the boards of directors of Dow Jones Inc., Texaco Inc. and Metropolitan Life
                                      Insurance Company. Also a director of New
                                      York University Medical Center, a trustee of the New York Botanical Garden and a member of the board of overseers of Memorial Sloan-Kettering Cancer Center.
                                      Member of the Business Roundtable and of the Business Roundtable's Policy
                                      Committee, and chair of its Corporate
                                      Governance Task Force. Director of
                                      Minerals Technologies Inc. since 1992, and a member of the Executive Committee and the Audit Committee.

                 BOARD OF DIRECTORS, COMMITTEES AND COMPENSATION

      The Board of Directors met seven times in 1999. All of the directors attended 75 percent or more of the meetings of the Board and committees on which they served in 1999.

The Compensation and Nominating Committee

      The Compensation and Nominating Committee consists of Mr. Curcio (Chair), Mr. Lurie and Mr. Meister, who are not employees of Minerals Technologies. The Compensation and Nominating Committee met four times in 1999.

      The primary functions of the Compensation and Nominating Committee are:

o  To participate in the development of our compensation policies;
o To establish, and from time to time vary, the salaries and other compensation of our employee-directors and other elected officers;
o  To review proposed changes in our compensation policy at all levels; and
o  To bring forward the names of suitable candidates for election to the Board.

The Audit Committee

      The Audit Committee consists of Mr. Pasquale (Chair), Mr. Golub and Mr. Steere, who are not employees of Minerals Technologies. The Board of Directors has determined that each of the members of the Audit Committee is independent and financially literate in accordance with the rules of the New York Stock Exchange. The Board of Directors has also determined that at least one member of the Audit Committee has financial management expertise. The Audit Committee met four times in 1999.

      The Board of Directors has reviewed, assessed the adequacy of and approved a formal written charter for the Audit Committee. The full text of the Charter of the Audit Committee appears as an appendix to this Proxy Statement.

      The primary duties of the Audit Committee are:

o To serve as an independent and objective party to monitor Minerals Technologies' financial reporting processes, internal control system, and legal compliance system;
o To review and appraise the audit efforts of our independent auditors and internal auditing department; and
o To provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department and the Board.

      In addition to four regularly scheduled meetings annually, the Audit Committee is available either as a group or individually to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of Minerals Technologies.

Director Compensation

Fees

      Each of the directors, other than directors who are officers or employees of Minerals Technologies, receives an annual retainer fee of $10,000 for serving as a director, $1,000 for serving as a member of a committee of the Board, and an additional $1,000 if serving as a committee chair. Non-employee directors also receive a fee of $2,000 for each meeting of the Board they attend and $500 for each committee meeting they attend. Directors also receive compensation under the plans described below.

Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors

      Under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors, directors who are not employees of Minerals Technologies have the right to defer their fees. At each director's election, his or her deferred fees will be credited to his or her account either as dollars or as units which have the economic value of one share of Minerals Technologies stock. Dollar balances in a director's account bear interest at a rate of return equal to the rate of return for the Fixed Income Fund in the Minerals Technologies Inc. Savings and Investment Plan. If a director elects to have his or her deferred fees credited to his or her account as units, the number of units credited is calculated by dividing the amount of the deferred fees by the closing price of our common stock as of the last business day prior to the date on which the fees would otherwise be paid.

      Each non-employee director is credited with 400 units upon first joining the Board and with an additional 400 units each year as of the date of the Annual Meeting of Stockholders, plus 50 units each year for serving as a member of a committee of the Board and an additional 15 units for serving as chair of a committee. In addition, each member receives 15 units for attending any committee meeting and an additional 10 units for serving as chair of a committee meeting.

      The units in a director's account are increased by the value of any dividends on our common stock. In the case of cash dividends, the units are increased by a number calculated by multiplying the cash dividend per share times the number of units in the director's account on the related dividend record date and dividing the result by the closing market price of the common stock on the dividend payment date. In the case of stock dividends, the units would be increased by a number calculated by multiplying the stock dividend per share times the number of units in the director's account on the related dividend record date.

      At the time of the director's termination of service on the Board, the amount held in his or her account is payable in cash only. Based on the director's prior choice to accumulate dollars or units as described above, the director receives either (i) the amount of his or her deferred fees plus accrued interest, or (ii) an amount determined by multiplying the number of units in his or her account by the closing market price of the common stock on the last business day prior to the date of payment. Payments are made in a lump sum or in installments, at the election of the director.

Stock and Incentive Plan

      Directors are eligible under the Minerals Technologies Stock and Incentive Plan to receive options to purchase common stock, at the same time and on the same basis as options are granted to Minerals Technologies' U.S.-based employees "across-the-board."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Steere, a director of Minerals Technologies, is Chairman of the Board and Chief Executive Officer of Pfizer Inc. Dr. Valles, Chairman of the Board and Chief Executive Officer of Minerals Technologies, is a member of the Board of Directors of Pfizer Inc. During 1999, Pfizer Inc. made a series of purchases of calcium carbonate and granular lime from Minerals Technologies totaling approximately $121,000. These transactions were entered into by Minerals Technologies pursuant to arm's-length negotiations in the ordinary course of business and on terms that we believe to be fair.

      Mr. Golub, a director of Minerals Technologies, is Managing Director and Chief Financial Officer of Lazard Freres & Co. LLC. Minerals Technologies has engaged Lazard Freres to provide investment banking services from time to time with respect to a variety of financial matters. In addition, Lazard Freres acts as our broker in connection with our ongoing program of repurchases of a portion of our outstanding common stock. To obtain this business, Lazard Freres, in an arm's-length transaction, agreed to meet a competitive bid structured as a fixed commission on each share repurchased.


                                     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                          AND MANAGEMENT AS OF FEBRUARY 1, 2000


                                                                            Amount and
                                                                             Nature of
    Title of                       Name and Address of                      Beneficial        Percent      Number of
     Class                         Beneficial Owner(a)                     Ownership(b)       of Class   Units Owned(c)
     -----                         -------------------                     ------------       --------   --------------

Common                FMR Corp.                                             2,193,800 (d)        10.5%          --
                          82 Devonshire Street
                          Boston, MA 02109

                      Pioneer Investment Management, Inc.                   2,145,047 (e)        10.3%          --
                          60 State Street
                          Boston, MA 02109

                      Transamerica Corporation                              2,060,900 (f)         9.9%          --
                          600 Montgomery Street
                          San Francisco, CA 94111

                      Wellington Management Company, LLP                    1,621,500 (g)         7.8%          --
                          75 State Street
                          Boston, MA 02109

                      J.-P. Valles                                            618,468 (h)         2.9%         32,786

                      P. R. Saueracker                                        108,452 (i)           *           1,874

                      A. Dulski                                                73,236 (j)           *             932

                      N. M. Bardach                                            23,718 (k)           *             401

                      S. G. Gray                                               80,154 (l)           *             693

                      J. B. Curcio                                              1,900               *           2,437

                      S. J. Golub                                               3,100               *           4,993

                      K. M. Johnson (m)                                           --                *             --

                      W. L. Lurie                                               1,100               *           6,488

                      P. M. Meister                                             1,000               *           3,727

                      M. F. Pasquale                                            1,800               *           2,181

                      W. C. Steere, Jr.                                         1,400               *           6,733

(a) The address of each director, officer and nominee is c/o Minerals Technologies Inc., The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901.

(b)   Sole voting and investment power, except as otherwise indicated.

(c) "Units," which entitle the officer or director to a cash benefit equal to the number of units in his or her account multiplied by the closing price of our common stock on the business day prior to the date of payment, have been credited to Messrs. Valles, Saueracker, Dulski, Bardach and Gray under the Nonfunded Deferred Compensation and Supplemental Savings Plan, and to Messrs. Curcio, Golub, Lurie, Meister, Pasquale and Steere under the Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (see "Board of Directors, Committees and Compensation--Director Compensation" above).

(d) Based on a statement on Schedule 13G filed with the Securities and Exchange Commission on behalf of FMR Corp., Edward C. Johnson 3d, Abigail
      P. Johnson, Fidelity Management & Research Company and Fidelity Growth Company Fund dated February 14, 2000 with respect to beneficial ownership interests as of December 31, 1999. According to the Schedule 13G: Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 2,039,500 of these shares (9.8% of the total outstanding) as a result of acting as investment advisor to several investment company funds; Fidelity Growth Company Fund, one such investment company fund, is the beneficial owner of 2,038,800 of these shares (9.8%); members of the Edward C. Johnson family and trusts for their benefit form a controlling group with respect to FMR Corp.; Edward
      C. Johnson 3d, FMR Corp. and the investment company funds referred to above each has sole power to dispose of the 2,039,500 shares owned by such investment company funds; neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned by the investment company funds, which power resides with the funds' Boards of Trustees and which is carried out by Fidelity Management & Research Company under written guidelines established by such Boards of Trustees; Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 154,300 of these shares (0.7%) as a result of its serving as investment manager of certain institutional accounts; and each of Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, has sole voting and dispositive power over the 154,300 shares beneficially owned by Fidelity Management Trust Company. The address of all of the foregoing entities and individuals is 82 Devonshire Street, Boston, Massachusetts 02109.

(e) Based on an amended statement on Schedule 13G dated January 3, 2000 filed with the Securities and Exchange Commission on behalf of Pioneer Investment Management, Inc., also known as Pioneering Management Corporation, a registered investment adviser, with respect to beneficial ownership interests as of December 31, 1999.

(f) Based on a written communication from Transamerica Corporation to Minerals Technologies, dated March 13, 2000, with respect to beneficial ownership interests as of December 31, 1999. The address of Transamerica Corporation is 600 Montgomery Street, San Francisco, CA 94111.

(g) Based on an amended statement on Schedule 13G dated February 9, 2000 and filed with the Securities and Exchange Commission on behalf of Wellington Management Company, LLP, a registered investment adviser, with respect to beneficial ownership interests as of December 31, 1999.

(h) 75,757 of these shares are held by Dr. Valles and his wife as joint tenants, and Dr. Valles has shared investment and voting power with respect to those shares. 527,857 of these shares are subject to options which are currently exercisable.

(i) 102,193 of these shares are subject to options which are currently exercisable.

(j) 69,937 of these shares are subject to options which are currently exercisable.

(k) 23,548 of these shares are subject to options which are currently exercisable.

(l) 210 of these shares are held in the name of family members, and Mr. Gray disclaims any beneficial interest in those shares. 72,987 of these shares are subject to options which are currently exercisable.

(m)   Ms. Johnson is a candidate for election to the Board.

* Less than 1%.

As a group, our directors, nominees for director and officers (fifteen individuals) own 1,018,685 shares of common stock (including 889,113 shares subject to options which are currently exercisable), representing approximately 4.7% of the common stock, and 65,536 units.

                          ITEM 2--APPROVAL OF AUDITORS

      The Board has appointed KPMG LLP to serve as our independent auditors for the current fiscal year, subject to the approval of the stockholders. KPMG LLP and its predecessors have audited the financial records of the businesses that compose Minerals Technologies for many years. We consider the firm well qualified.

      We expect that representatives of KPMG LLP will be present at the Annual Meeting of Stockholders. These representatives will have the opportunity to make a statement if they wish to do so, and will be available to respond to appropriate questions.

      The Board of Directors unanimously recommends a vote FOR ratification of the appointment of KPMG LLP as our independent auditors for the 2000 fiscal year.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

      This table shows the cash and other compensation paid or accrued for services to Minerals Technologies and its subsidiaries by the Chairman and Chief Executive Officer and the four other most highly compensated executive officers (the "named executive officers"), for the three fiscal years ended December 31, 1999.


                                                                                       Long-Term             All Other
                                                   Annual Compensation               Compensation      Compensation($)(a)
                                                   -------------------               ------------      ------------------

Name and Principal Position
----------------------------                                                          Securities
                                                                                      Underlying
                                                                                       Options
                                             Year        Salary($)    Bonus($)    (number of shares)
                                             ----        ---------    --------    ------------------

Jean-Paul Valles                             1999        857,492       450,007           302,962               46,272
Chairman and Chief Executive                 1998        790,700       299,306                 0               44,373
Officer                                      1997        738,207       320,221                 0               39,002
                                                                                               0

Paul R. Saueracker                           1999        272,376       130,139            70,899               14,546
Senior Vice President                        1998        241,146        91,282                 0               13,155
President, Specialty Minerals Inc.           1997        220,667        88,358                 0               11,659


Anton Dulski                                 1999        259,500       136,296            70,862               13,978
Senior Vice President                        1998        233,352        89,841                 0               13,139
President, MINTEQ International Inc.         1997        204,960        95,970                 0               10,598


Neil M. Bardach (b)                          1999        246,721       173,647            55,642               13,313
Vice President - Finance and Chief           1998         86,539        86,094            10,000                    0
Chief Financial Officer

S. Garrett Gray                              1999        227,279       113,863            50,787               12,265
Vice President, General Counsel              1998        209,576        79,332                 0               11,795
and Secretary                                1997        197,445        85,676                 0               10,408

(a) All amounts shown in this column as part of 1999 compensation represent Minerals Technologies' contributions to the Minerals Technologies Inc. Savings and Investment Plan and the Minerals Technologies Inc. Non-Funded Deferred Compensation and Supplemental Savings Plan on behalf of the named executive officer.

(b) Mr. Bardach joined Minerals Technologies as Vice President-Finance and Chief Financial Officer in August 1998. At that time we agreed to pay Mr. Bardach a joining bonus, half to be paid in 1998, and half to be paid in 1999 if certain conditions were met. These amounts are included in the table above in the column headed "Bonus."

Option Grants in Last Fiscal Year

      This table provides information on options granted to the named executive officers on January 28, 1999 as part of a grant of 1,321,235 options to all U.S. employees (and certain key foreign employees) of Minerals Technologies and its subsidiaries.

      The last three columns of the table show the potential realizable value of the options in each of three hypothetical cases. The first case assumes no increase in the price of the underlying Minerals Technologies stock over the ten-year term of the options. The second case assumes that the price of the stock increases at a rate of five per cent per year over the term of the options, which would result in a price of approximately $64.39 per share in 2009 and an increase in aggregate shareholder value of approximately $519 million. The third case assumes that the price of the stock increases at a rate of ten per cent per year over the term of the options, which would result in a price of approximately $102.53 per share in 2009 and an increase in aggregate shareholder value of approximately $1,314 million. The actual market value of the stock at any future date may or may not correspond to any of these hypothetical cases.

                                                                                                      Potential
                                                                                                 Realizable Value at
                                                                                                   Assumed Annual
                                                                                                Rates of Stock Price
                                                                                                    Appreciation
                                 Individual Grants                                                 for Option Term
-------------------------------------------------------------------------------------     ----------------------------------

                          Number of        % of
                         Securities        Total
                         Underlying    Options/SARs
                        Options/SARs    Granted to    Exercise
                           Granted     Employees in    or Base
                         (number of       Fiscal        Price         Expiration
                         shares)(a)        Year       ($/share)          Date           0%         5%($)         10%($)
                        ------------   -------------  ------------  --------------    -----      --------      ----------

J.-P. Valles               302,962           22.9%     39.531      January 28, 2009      0       7,531,935     19,087,403

P. R. Saueracker            70,899            5.4%     39.531      January 28, 2009      0       1,762,619      4,466,824

A. Dulski                   70,862            5.4%     39.531      January 28, 2009      0       1,761,700      4,464,492

N. M. Bardach               55,642            4.2%     39.531      January 28, 2009      0       1,383,315      3,505,592

S. G. Gray                  50,787            3.8%     39.531      January 28, 2009      0       1,262,615      3,199,715

(a) One-third of the total number of options granted vests on each of the first, second and third anniversaries of the grant date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      This table shows the value realized by Mr. Saueracker upon exercise of options during 1999, measured using the price of our common stock on the date of exercise, and the value of the options held by each named executive officer at year-end, measured using the average of the high and low trading prices ($39.84375) of our common stock on December 31, 1999.



                         Shares Acquired                                                    Value of Unexercised
                           on Exercise       Value          Number of Unexercised            In-the-Money options
                            (number of      Realized     Options at Fiscal Year-end          at Fiscal Year-end
                             shares)          ($)            (number of shares)                      ($)

                                                         Exercisable    Unexercisable     Exercisable    Unexercisable
                                                         -----------    -------------     -----------    -------------

J.-P. Valles                   --             --             426,869          302,962       5,856,503           94,676

P. R. Saueracker              1,500         31,125            78,559           70,899         944,778           22,156

A. Dulski                      --             --              46,315           70,862         512,006           22,144

N. M. Bardach                  --             --               5,000           60,642               0           17,388

S. G. Gray                     --             --              56,057           50,787         763,495           15,871

               REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE
                            ON EXECUTIVE COMPENSATION

      The following report of the Compensation and Nominating Committee of the Board sets forth the Committee's policies applicable to the executive officers of Minerals Technologies.

            This report is provided by the Compensation and Nominating Committee of the Board of Directors. The members of the Compensation and Nominating Committee, whose names follow this report, are independent outside directors who are not employees of Minerals Technologies, and none serves as a member of the compensation committee of any company that has an executive officer who also serves as a director of Minerals Technologies.

            In 1999, the Compensation and Nominating Committee adhered to its policy that compensation programs should reward the achievement of the short-term and long-term goals and objectives of Minerals Technologies, and that compensation should be related to the value created for its stockholders. The Committee sets high performance targets and rewards their achievement with compensation that is above the average, but within the range of, compensation of similarly placed executives in manufacturing firms of comparable size. Consistent with this policy, each elected corporate officer's annual compensation is determined by applying to the previous year's compensation an annual increase, and an incentive payment, determined as stated below in this report.

      Base Pay

            Each employee of Minerals Technologies receives an annual performance rating, which may range from "consistently below expectations" to "consistently exceeds expectations," with several possible intermediate ratings. The performance rating of the Chairman and Chief Executive Officer is assigned by the Compensation and Nominating Committee and approved by the Board. The performance ratings of the other elected corporate officers, including those named in the Summary Compensation Table appearing in this proxy statement (the "principal executives"), are assigned by the Chairman and Chief Executive Officer and reviewed by the Compensation and Nominating Committee.

            Based on Minerals Technologies' performance, general business outlook and industry compensation trends, management each year sets a guideline corporate-wide average percentage compensation increase for all employees for the coming year. The percentage increase received by a particular employee is determined on the basis of the employee's performance rating and current compensation level within the range established for the employee's position and may range from no increase, if the performance rating is "consistently below expectations," to up to twice the corporate-wide average increase referred to above, if the performance rating is "consistently exceeds expectations." This procedure was followed to determine the annual increase for 1999 received by all employees, including Dr. J.-P. Valles, the Chairman and Chief Executive Officer, and each of the other principal executives. Dr. Valles received a base pay increase of 7.00%, reflecting the Committee's and the Board's belief that his performance during 1999 consistently exceeded expectations.

      Incentive Payment

            Subsequent to the above adjustment, 25% of each elected corporate officer's salary for the coming year is withheld as part of Minerals Technologies' incentive payment program. Depending upon the extent to which the company's performance during the year meets targets established by the Board, as little as 40% of the amount withheld from his salary or as much as 200% will be returned to each elected corporate officer. These payments, which are made in the following year, are shown as the Bonus for each principal executive in the year to which they are attributable in the Summary Compensation Table included in this proxy statement.

            This incentive program is intended to more closely link the principal executives' pay to the growth of the company and the value created for stockholders in the preceding year, as measured by four factors: sales growth as compared to target; net income growth as compared to target; return on equity as compared to target; and percentage growth in Minerals Technologies common stock value as compared to percentage growth in the S & P Midcap Basic Materials Index. At the beginning of each year, the Board establishes a target for each of these factors and sets up a scoring system to measure at year-end the extent to which each target is met. At year-end, a formula is applied to the weighted average of the scores achieved and each principal executive's performance rating to determine the level of the incentive payment to be received by the principal executive. The Compensation and Nominating Committee then considers whether there are other factors that should also be taken into consideration in establishing the overall level of compensation of each principal executive. They will, for example, take into consideration actions that have been taken by management to benefit shareholders in the longer term that may have negative impact on the factors listed above.

            During 1999, Minerals Technologies exceeded all of the targets except for the sales growth target. This resulted in positive adjustments to the incentive payments. The formula produced a payment of $450,007 for Dr. Valles, and the Compensation and Nominating Committee agreed that he should receive that amount as his 1999 incentive payment, to be paid in 2000.

      Stock Options

            The Compensation and Nominating Committee intends to grant an option to purchase Minerals Technologies common stock to the principal executives on a regular basis. In addition, special grants may be made to reflect extraordinary achievements or in connection with important promotions.

            The grants that were made to the principal executives in January 1999, three years following the last such grant in 1996, were made pursuant to the recommendation of an independent consultant in the field of executive compensation. The Committee had engaged the consultant to assist it in reviewing practices for the granting of stock options to key employees in industry generally, and establishing guidelines for future grants based on those practices. Under these guidelines, each of the principal executives was granted an option to purchase a number of shares which when multiplied by the option price equals a given multiple of the executive's total compensation. The guidelines establish multiples which are intended to ensure that the total compensation package offered, including both short- and long-term incentive payments, is competitive with the firms with which Minerals Technologies competes for executive employees.

            In addition to making grants to key executives, Minerals Technologies believes that, where practical and economical, all employees should have the opportunity to participate in the future growth of the firm through equity participation. The Committee has therefore established a practice of making grants to all U. S.-based employees, also on a regular basis, and did so in January 1999.

      Discretionary Authority of the Committee

            The Compensation and Nominating Committee believes that the application of the procedures described above will generally result in fair and adequate compensation to each principal executive. However, the Compensation and Nominating Committee also believes that no arbitrary formula is an adequate substitute for individual judgments in all cases, particularly in determining the value of a principal executive's contribution to the success of the company. Therefore, the Compensation and Nominating Committee may from time to time use its discretion in deviating from the above procedures (including, possibly, modifying the factors discussed above or varying their weighting) to set compensation levels for the principal executives and others that best serve the interests of the company and its stockholders.

      Internal Revenue Code Section 162(m)

            Internal Revenue Code Section 162(m) and regulations thereunder, which limit the deductibility of certain executive compensation in excess of $1,000,000, did not result in any disallowance of a deduction for compensation payments made by Minerals Technologies for the 1999 fiscal year. However, the Compensation and Nominating Committee has determined that, in order to retain the discretion referred to in the previous paragraph, it reserves the right to make compensation payments that in part may not qualify for a tax deduction because of the limitations of Internal Revenue Code Section 162(m).

                                          John B. Curcio, Chair
                                          William L. Lurie
                                          Paul M. Meister







Compensation Committee Interlocks and Insider Participation

      Throughout 1999 the Compensation and Nominating Committee was composed of Mr. Curcio (Chair), Mr. Lurie and Mr. Meister. None of the members of the Committee is or has ever been an officer or employee of Minerals Technologies or any of its subsidiaries. During 1999 no executive officer of Minerals Technologies served as a director or a member of the compensation committee of another entity, any of whose executive officers served as a member of the Compensation and Nominating Committee. In addition, no executive officer of Minerals Technologies served as a member of the compensation committee of another entity, any of whose executive officers served as a director of Minerals Technologies.

Performance Graph

      This line graph compares Minerals Technologies' cumulative total stockholder return with the S&P 500 Index, as a performance indicator for the overall stock market, and the S&P Midcap Basic Materials Index, a published industry index.

      The starting point for the comparison is a hypothetical investment of $100 in our common stock and in each of the indexes at the close of the last trading day of 1994. The ending point is the close of the last trading day of 1999, at which time the price of our common stock was $40.0625.

                       CUMULATIVE TOTAL SHAREHOLDER RETURN
 Minerals Technologies Inc., S&P 500 Index, and S&P Midcap Basic Materials Index


                                  [LINE GRAPH]




    MINERALS TECHNOLOGIES INC.     S & P 500        S & P MIDCAP BASIC MATERIALS


                   December   December   December    December   December   December
                     1994       1995       1996        1997       1998       1999
-------------------------------------------------------------------------------------
MTI                 100.0      125.15     140.96      156.62     141.42     138.80
-------------------------------------------------------------------------------------
S&P 500             100.0      137.58     169.17      225.61     290.09     351.13
-------------------------------------------------------------------------------------
S&P Midcap          100.0      119.71     131.39      150.75     130.27     117.46
Basic Materials
-------------------------------------------------------------------------------------

           Employment, Termination and Change-in-Control Arrangements

Employment Agreements

      In October 1997, Minerals Technologies entered into an employment agreement with Dr. Valles for a term expiring October 17, 2001, and for an annual base salary of not less than $738,972. In October 1998, Minerals Technologies entered into employment agreements with the following individuals for terms of three years and for not less than the annual base salaries indicated: Mr. Saueracker, $241,146; Mr. Dulski, $233,352; and Mr. Gray, $209,576. In October 1999, Minerals Technologies entered into an employment agreement with Mr. Bardach for a term of two years and for an annual base salary of not less than $247,500. Each of the named executive officers may also receive salary increases and annual bonuses in amounts to be determined by the Board or the Compensation and Nominating Committee. The agreements also entitle the named executive officers to participate in employee benefit plans and other fringe benefits that are generally available to our executive employees.

      Under the agreements, each named executive officer has agreed to comply with certain customary provisions, including covenants not to disclose our confidential information at any time and not to compete with our business during the term of the agreement and, subject to our continued payment of amounts under the agreement, for two years thereafter. We may terminate the employment agreements before the end of the specified term of employment for "cause" as defined in the agreements.

Severance Agreements

      Minerals Technologies has entered into severance agreements with certain of its executive officers, including each of the named executive officers. The agreements continue through December 31 of each year, and are automatically extended in one-year increments unless we choose to terminate them. If a change in control occurs, the severance agreements are effective for a period of four years from the end of the then existing term. These agreements are intended to provide for continuity of management in the event of a change in control of Minerals Technologies.

      If, following a change in control, the executive is terminated by Minerals Technologies for any reason, other than for disability, death, retirement or for cause (as defined in the agreements), or if the executive terminates his or her employment for good reason (as defined in the agreements), then the executive is entitled to a severance payment of 2.99 times the executive's base amount (as defined in the agreements). The severance payment generally will be made in a lump sum. For a period of up to two years following a termination that entitles an executive to severance payments, Minerals Technologies will provide life, disability, accident and health insurance coverage substantially similar to the benefits provided before termination, except to the extent such coverages would result in an excise tax being imposed under Section 4999 of the Internal Revenue Code.

      The agreements also provide that upon the occurrence of certain stated events that constitute a "potential change in control" of Minerals Technologies, the executive agrees not to voluntarily terminate his employment with Minerals Technologies for a six-month period.

      Under the severance agreements, a change in control includes any of the following events unless approved by the Board: (i) we are required to report a "change in control" in accordance with the Securities Exchange Act of 1934; (ii) any person acquires 15% of our voting securities; (iii) a majority of our directors are replaced during a two-year period; or (iv) our stockholders approve a merger, liquidation or sale of assets.

Stock Option Plan

      The Stock and Incentive Plan provides that all non-vested stock options granted under the plan may, at the discretion of the Compensation and Nominating Committee, be made immediately exercisable upon the employee's retirement or upon a change in control of Minerals Technologies (as defined in the plan).

Retirement Plans

      Each of the named executive officers is entitled to benefits under the defined benefit pension plans which we maintain. The Retirement Annuity Plan is a tax qualified pension plan which pays retirement benefits within the limits prescribed by the Internal Revenue Code. The Nonfunded Supplemental Retirement Plan is an unfunded, non-tax qualified pension plan which pays retirement benefits in excess of such tax limits. Benefits under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan are based upon an annuity equal to the greater of (i) 1.4% of a participant's career earnings or (ii) 1.75% of a participant's career earnings less 1.5% of primary Social Security benefits, multiplied by years of service up to 35 years. For purposes of this formula, a participant's "career earnings" are based on the average earnings for the five highest consecutive calendar years prior to January 1, 1999, and on actual earnings for periods after December 31, 1998.

      Under the Retirement Annuity Plan and the Nonfunded Supplemental Retirement Plan, each of the named executive officers would be entitled to the following annual benefits after retirement: Dr. Valles, $487,999; Mr. Saueracker, $142,416; Mr. Dulski, $115,087; Mr. Bardach, $75,121; and Mr. Gray, $93,785. This assumes that (i) payments will be made in the form of a 50% joint and survivor annuity; (ii) employment will be continued until normal retirement at age 65; and (iii) creditable compensation will continue at 1999 levels until retirement.

Grantor Trust

      In order to secure the benefits accrued under the Nonfunded Supplemental Retirement Plan and the Nonfunded Deferred Compensation and Supplemental Savings Plan (an unfunded, non-tax qualified plan which pays amounts in excess of the limits which the Internal Revenue Code imposes on benefits under our Savings and Investment Plan), Minerals Technologies has entered into an agreement establishing a grantor trust within the meaning of the Internal Revenue Code. Under the Grantor Trust Agreement, we are required to make certain contributions of cash or other property to the trust upon the retirement of individuals who are beneficiaries of those plans; upon the occurrence of certain events defined as constituting a "Change of Control"; and in certain other circumstances.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on a review of our records and of copies furnished to us of reports under Section 16(a) of the Securities Exchange Act of 1934, or written representations that no such reports were required, we believe that, during the 1999 fiscal year, our officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

                               PROCEDURAL MATTERS

Casting and Counting of Votes

      Votes cast at the Annual Meeting (whether by proxy or in person) will be counted by an independent inspector of election appointed by Minerals Technologies. If a proxy form is returned properly signed but not marked, it will be voted according to management's recommendations on all proposals.

      The Board knows of no other business that will be presented at the Annual Meeting. The proxy confers discretionary authority with respect to any other matters which come before the Annual Meeting, and the individuals named in the proxy will vote in accordance with their judgment on such matters if they arise.

Quorum

      The by-laws of Minerals Technologies state that a quorum for all meetings of stockholders consists of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote, present in person or by proxy. The inspector of election will treat shares of common stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, whether the proxy is marked as casting a vote or abstaining. On the Record Date there were 20,655,452 shares of common stock issued and outstanding.

      The inspector of election will also treat shares represented by "broker non-votes" as present for purposes of determining a quorum. Broker non-votes are shares held in record name by brokers or nominees, as to which the broker or nominee (i) has not received instructions from the beneficial owner or person entitled to vote, (ii) does not have discretionary voting power under applicable New York Stock Exchange rules or the document under which it serves as broker or nominee, and (iii) has indicated on the proxy card, or otherwise notified us, that it does not have authority to vote the shares on the matter.

Vote Required for Approval: Election of Directors

      The by-laws state that directors are to be elected by a plurality vote of the shares of stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes as to the election of directors will not affect the outcome of the election of directors.

Vote Required for Approval: Other Questions

      The by-laws state that except as otherwise provided by law or in the Certificate of Incorporation or the by-laws, all questions other than the election of directors are determined by a majority of the votes cast on the question. All votes cast in favor of a given proposal, and all votes cast against it, are added together for a total sum of votes on that proposal. Abstentions and broker non-votes as to the proposal will not affect the outcome, as they will not be included in calculating the number of votes necessary for approval and will not count as votes cast for or against the question.

Cost of Soliciting Proxies

      The cost of this solicitation is being borne by Minerals Technologies. In addition to soliciting proxies through the mail using this Proxy Statement, we may solicit proxies by telephone, facsimile, electronic mail and personal contact. These solicitations will be made by our regular employees without additional compensation. We have also engaged Morrow & Co., Inc. to assist in this solicitation of proxies, and we have agreed to pay that firm $4,000 for its assistance, plus expenses.

Stockholder Proposals

      The Compensation and Nominating Committee will consider nominations of candidates for director, and the Board of Directors will consider other items of business, which are proposed by stockholders. The by-laws describe the procedures which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide that nominations for director and items of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of Minerals Technologies at The Chrysler Building, 405 Lexington Avenue, New York, NY 10174-1901. If intended to be considered at an annual meeting, the nomination or proposed item of business must be received not less than 70 days nor more than 90 days in advance of the first anniversary of the previous year's annual meeting. Therefore, for purposes of the 2000 annual meeting, any nomination or proposal must have been received between February 27 and March 18, 2000. With respect to any other meeting of stockholders, the nomination or item of business must be received not later than the close of business on the tenth day following the date of our public announcement of the date of the meeting.

 The nomination or item of business must contain:

o The name and address of the stockholder giving notice, as they appear in our books (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);
o The class and number of shares of stock owned of record or beneficially by the stockholder giving notice (and by the beneficial owner, if other than the stockholder, on whose behalf the proposal is made);
o A representation that the stockholder is a holder of record of stock entitled to vote at the meeting, and intends to appear at the meeting in person or by proxy to make the proposal; and
o A representation whether the stockholder (or beneficial owner, if any) intends, or is part of a group which intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of outstanding stock required to elect the nominee or approve the proposal and/or otherwise solicit proxies from stockholders in support of the nomination or proposal.

Any notice regarding the introduction of an item of business at a meeting of stockholders must also include:

o  A brief description of the business desired to be brought before the meeting;
o  The reason for conducting the business at the meeting;
o Any material interest in the item of business of the stockholder giving notice (and of the beneficial owner, if other than the stockholder, on whose behalf the proposal is made); and
o If the business includes a proposal to amend the by-laws, the language of the proposed amendment.

Any nomination of a candidate for director must also include:

o  A signed consent of the nominee to serve as a director, if elected;
o The name, age, business address, residence address and principal occupation or employment of the nominee;
o The number of shares of Minerals Technologies common stock beneficially owned by the nominee; and
o Any additional information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of that nominee as a director.

      Under the rules of the Securities and Exchange Commission, if a stockholder proposal intended to be presented at the 2001 Annual Meeting is to be included in the proxy statement and form of proxy relating to that meeting, we must receive the proposal at our principal executive office no later than December 5, 2000.

                                          By order of the Board of Directors


                                          /s/ S. Garrett Gray
                                          -----------------------------------
                                          S. Garrett Gray
                                          Secretary

                                                                        APPENDIX

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                          OF MINERALS TECHNOLOGIES INC.

I.    PURPOSE

      The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures, and practices at all levels. The Audit Committee's primary duties are to:

      1. Serve as an independent and objective party to monitor the Company's financial reporting processes, internal control system, and legal compliance system;

      2. Review and appraise the audit efforts of the Company's independent auditors and internal auditing department; and

      3. Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board.

To fulfill these duties, the Audit Committee shall have the powers enumerated in Sections IV and V, below.

II.   MEMBERSHIP

      The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be an independent director free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of determining whether or not a director is independent, the Board shall, at a minimum, apply the standard set forth in Section 303.01(B)(3) of the Listed Company Manual of the New York Stock Exchange. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Committee should meet at least annually with management, the director of the internal auditing department, and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least the Chair should meet with the independent auditors and management quarterly to review the Company's quarterly financial statements, and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, prior to their filing or prior to the release of earnings reports.

IV.   GENERAL POWERS

      The general powers of the Audit Committee shall be:

      1. Overseeing management's maintenance of the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

      2. Overseeing management's establishment and maintenance of processes to assure that an adequate system of internal control is functioning within the Company; and

      3. Overseeing management's establishment and maintenance of processes to assure compliance by the Company with all applicable laws, regulations, and Company policy.

V.    SPECIFIC POWERS

      The specific powers of the Audit Committee shall be:

      1. Holding such regular meetings as may be necessary and such special meetings as may be called by its Chairman or at the request of the public accounting firm serving as the Company's independent auditors or of the Corporate Controller;

      2. Creating an agenda for the ensuing year;

      3. Reviewing the performance of the Company's independent auditors and recommending annually to the Board of Directors for submission to the stockholders of the Company a public accounting firm for appointment as the Company's independent auditors; requesting from the independent auditors annually, a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard Number 1; discussing with the independent auditors any such disclosed relationships and their impact on the independent auditors' independence; recommending that the Board of Directors take appropriate action in response to the outside auditors' report to satisfy itself of the independent auditors' independence; and, subject to any action that may be taken by the full Board, terminating the independent auditors when and if such action shall, in the opinion of the Committee, be appropriate;

      4. Conferring with the independent auditors and the internal auditing department concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent auditors' annual engagement letter; reviewing and approving the Company's internal audit charter, annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

      5. Reviewing with management, the independent auditors, and the internal auditing department significant risks and exposures, audit activities, and significant audit findings;

      6. Reviewing the range and cost of audit and non-audit services performed by the independent auditors and approving in advance any non-audit service projects anticipated to exceed $100,000 in cost;

      7. Being available during the course of the audit or at other times, either as a group or individually, to discuss any matters that might affect the financial statements, internal controls or other financial aspects of the operations of the Company or its subsidiaries;

      8. Receiving copies of the annual comments from the independent auditors on accounting procedures and systems of control, summarizing findings at all Company locations, subsequent to the completion of the audit; and reviewing with the independent auditors any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries;

      9. Reviewing with management and the independent auditors the Company's audited financial statements and the independent auditors' opinion with respect to such financial statements, and its quarterly financial statements, including the nature and extent of any significant changes in accounting principles or the application thereof and the matters required to be discussed by SAS No. 61;

      10.Making or causing to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal control and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, taking such action with respect thereto as it shall deem appropriate;

      11.Reviewing the results of audits from the independent auditors and the internal auditors regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries, ensuring programs are in place to implement all accepted recommendations made by the independent auditors and the internal auditors, and reviewing the correction of controls deemed to be deficient;

      12.Providing an independent, direct communication between the Board of Directors, independent auditors, and the internal auditing department;

      13.Reviewing the adequacy of internal controls and procedures related to executive travel and entertainment;

      14.Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Summary of Policies on Business Conduct and the results of confirmations and violations of those Policies;

      15.Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations, including, but not limited to the Foreign Corrupt Practices Act, and monitoring the results of these compliance efforts;

      16.Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

      17.Reporting through its Chairman to the Board of Directors following its meetings and activities;

      18.Maintaining minutes or other records of its meetings and activities;

      19.Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

      20.Conducting or authorizing investigations into any matters within its scope of responsibilities and utilizing the assistance of independent counsel, accountants, or others as it may, in its sole discretion, determine to be advisable; and

      21.Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as it may, in its sole discretion, determine to be advisable.

COMMON STOCK               MINERALS TECHNOLOGIES INC.          COMMON STOCK

            This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints C. Dee, S.G. Gray and N.M. Bardach, or any of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 25, 2000 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.


--------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

--------------------------------                --------------------------------

--------------------------------                --------------------------------

--------------------------------                --------------------------------





                          MINERALS TECHNOLOGIES INC.

Dear Stockholder:

Please take note of the important information enclosed with this Proxy
Ballot.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also vote your shares by telephone or via the Internet.

Your vote must be received prior to the Annual Meeting of Stockholders, May 25, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE


----------------------------------------
       MINERALS TECHNOLOGIES INC.
----------------------------------------

             COMMON STOCK




CONTROL NUMBER:
RECORD DATE SHARES:









Please be sure to sign and date this Proxy.    Date
                                                   --------


-----------------------------------------------------------
      Stockholder sign here       Co-owner sign here



1. Election of Directors. Nominees:


                                                  For All    With-    For All
                                                  Nominees   hold     Except
   (01) Kristina M. Johnson                         / /       / /       / /
   (02) Paul M. Meister                             / /       / /       / /
   (03) Michael F. Pasquale                         / /       / /       / /

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                    For     Against   Abstain
2. Ratification of appointment of auditors.         / /       / /       / /





   Mark box at right if an address change or comment has                / /
   been noted on the reverse side of this card.




DETACH CARD                                                          DETACH CARD



 Vote by Telephone
 -----------------

 It's fast, convenient, and immediate!
 Call Toll-Free on a Touch-Tone Phone

 Follow these four easy steps:

 1. Read the accompanying Proxy Statement and Proxy Card.

 2. Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).
    There is NO CHARGE for this call.

 3. Enter your Control Number located on this Proxy Card.

 4. Follow the recorded instructions.

 Your vote is important!
 Call 1-877-PRX-VOTE anytime!



 Vote by Internet
 ----------------

 It's fast, convenient, and your vote is immediately confirmed and posted.

 Follow these four easy steps:

  1. Read the accompanying Proxy Statement and Proxy Card.

  2. Go to the Website
     http://www.eproxyvote.com/mtx

  3. Enter your Control Number located on this Proxy Card.

  4. Follow the instructions provided.

Your vote is important!
Go to http://www.eproxyvote.com/mtx anytime!


    Do not return your Proxy Card if you are voting by Telephone or Internet

401K                   MINERALS TECHNOLOGIES INC.              401K

     This Proxy is Solicited on Behalf of the Board of Directors


The undersigned hereby appoints C. Dee, S.G. Gray and N.M. Bardach, or any of them, as Proxies to vote at the Annual Meeting of Stockholders of Minerals Technologies Inc. on May 25, 2000 and any adjournments or postponements thereof, on matters which may properly come before the Annual Meeting, in accordance with and as more fully described in the Notice of Meeting and Proxy Statement, receipt of which is acknowledged.

The Proxies will vote your shares in accordance with your directions on this card. If you do not indicate your choices on this card, the Proxies will vote your shares FOR all proposals.


--------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer, who should state his or her title.
--------------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

--------------------------------                --------------------------------

--------------------------------                --------------------------------

--------------------------------                --------------------------------


DETACH CARD                                                          DETACH CARD


                          MINERALS TECHNOLOGIES INC.

Dear Participant:

Please take note of the important information enclosed with this Proxy
Ballot.

Under the Minerals Technologies Inc. Savings and Investment Plan, a participant may instruct the Trustee to vote at the Minerals
Technologies Inc. Annual Meeting of Stockholders the shares which are allocable to or owned by his or her account.

If you wish to instruct the Trustee how to vote such shares, please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope. You may also direct the Trustee to vote your shares by telephone or via the Internet. The Trustee will vote any undirected shares of the Company's stock held by it in direct proportion to the voting of shares for which instructions have been received.

Your vote must be received prior to the Annual Meeting of Stockholders, May 25, 2000.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Minerals Technologies Inc.

|X| PLEASE MARK VOTES AS IN THIS EXAMPLE


----------------------------------------
       MINERALS TECHNOLOGIES INC.
----------------------------------------

                 401K




CONTROL NUMBER:
RECORD DATE SHARES:








Please be sure to sign and date this Proxy.    Date
                                                   --------


-----------------------------------------------------------
        Participant sign here


1. Election of Directors. Nominees:


                                                  For All    With-    For All
                                                  Nominees   hold     Except
   (01) Kristina M. Johnson                         / /       / /       / /
   (02) Paul M. Meister                             / /       / /       / /
   (03) Michael F. Pasquale                         / /       / /       / /

   NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                    For     Against   Abstain
2. Ratification of appointment of auditors.         / /       / /       / /




   Mark box at right if an address change or comment has                / /
   been noted on the reverse side of this card.



DETACH CARD                                                          DETACH CARD



 Vote by Telephone
 -----------------

 It's fast, convenient, and immediate!
 Call Toll-Free on a Touch-Tone Phone

 Follow these four easy steps:

 1. Read the accompanying Proxy Statement and Proxy Card.

 2. Call the toll-free number
    1-877-PRX-VOTE (1-877-779-8683).
    There is NO CHARGE for this call.

 3. Enter your Control Number located on this Proxy Card.

 4. Follow the recorded instructions.

 Your vote is important!
 Call 1-877-PRX-VOTE anytime!




 Vote by Internet

 It's fast, convenient, and your vote is immediately confirmed and posted.

 Follow these four easy steps:

 1. Read the accompanying Proxy Statement and Proxy Card.

 2. Go to the Website
    http://www.eproxyvote.com/mtx

 3. Enter your Control Number located on this Proxy Card.

 4. Follow the instructions provided.

    Your vote is important!
    Go to http://www.eproxyvote.com/mtx anytime!





    Do not return your Proxy Card if you are voting by Telephone or Internet